================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 2


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 6, 1998


                              LSI LOGIC CORPORATION
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                0-11674                                94-2712976
---------------------------------------------------------------------------------------------------------------------
    (STATE OR OTHER JURISDICTION OF             (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)


                             1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
--------------------------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 433-8000


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




================================================================================

                                 AMENDMENT NO. 2

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities Exchange Commission on August 21, 1998, reporting the acquisition by Registrant from Hyundai Electronics America, a California corporation ("HEA"), of all of the outstanding capital stock of Symbios, Inc. ("Symbios"), a Delaware corporation and the wholly-owned subsidiary of HEA, as set forth in the pages attached hereto:

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         The Registrant funded the purchase through a combination of cash reserves and credit facilities by and among the Registrant, LSI Logic Japan Semiconductor, Inc., a wholly-owned subsidiary of Registrant ("LLJS"), ABN AMRO Bank N.V., as agent for the syndicate of lenders ("ABN AMRO"), and a syndicate of lenders to be determined by ABN AMRO (the "Lenders"), pursuant to a credit agreement, dated as of August 5, 1998, by and among the Registrant, LLJS, ABN AMRO and the Lenders, which credit agreement was amended and restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statements of Business Acquired.

        The required financial statements of the business acquired are set forth below.

                                  SYMBIOS, INC.

                        Consolidated Financial Statements

                                December 31, 1997

                 With Report of Independent Accountants Thereon

    Unaudited Condensed Consolidated Financial Statements as outlined below:

            Condensed Consolidated Balance Sheet as of June 30, 1998

        Condensed Consolidated Statements of Operations-Six months ended
                             June 30, 1998 and 1997

                Condensed Consolidated Statements of Cash Flows -
                    Six months ended June 30, 1998 and 1997

              Notes to Condensed Consolidated Financial Statements

                                  SYMBIOS, INC.


                                Table of Contents



                                                                                            PAGE


Consolidated Financial Statements:

   Report of Independent Accountants                                                           1

   Consolidated Balance Sheet-December 31, 1997                                                2

   Consolidated Statement of Operations- year ended                                            3
     December 31, 1997

   Consolidated Statement of Cash Flows- year ended                                            4
     December 31, 1997

   Consolidated Statement of Shareholder's Equity-                                             6
     December 31, 1997

   Notes to Consolidated Financial Statements                                                  7

   Unaudited Condensed Consolidated Balance Sheet - June 30, 1998                             36

   Unaudited Condensed Consolidated Statements of Operations - Six months ended               37
     June 30, 1998 and June 30, 1997

   Unaudited Condensed Consolidated Statement of Cash                                         38
     Flows-Six months ended June 30, 1998 and 1997

   Notes to Unaudited Condensed Consolidated Financial Statements                             39


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Symbios, Inc.:

We have audited the accompanying consolidated balance sheet of Symbios, Inc. as of December 31, 1997, and the related consolidated statements of operations, cash flows and shareholder's equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 18 to the consolidated financial statements, the Company's ultimate parent, Hyundai Electronics Industries Co., Ltd. ("HEI") is located in the Republic of Korea. The Republic of Korea has recently experienced instability in its currency and interest rates which have affected the operations of most Korean companies, including HEI. HEI is a guarantor of the debt of Hyundai Electronics America (HEA), the Company's immediate parent. Subsequent to December 31, 1997, HEA has pledged the Symbios, Inc. stock it owns as collateral for Symbios, Inc. debt and has borrowed $150 million from Symbios, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Symbios, Inc. as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ PricewaterhouseCoopers LLP
----------------------------------------

Denver, Colorado
January 24, 1998, except for Note 21, as to which the date is August 6, 1998.

                                  SYMBIOS, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                             (Dollars in thousands)
                                     -------


                                ASSETS
Current assets:
  Cash and cash equivalents                                                      $  57,118
  Accounts receivable, net of allowance for doubtful accounts of $1,323             70,233
  Inventory, net                                                                    62,312
  Income taxes receivable from HEA                                                     843
  Deferred income taxes                                                              5,963
  Other current assets                                                               3,828
                                                                                 ---------

       Total current assets                                                        200,297

Property, plant and equipment, net                                                 286,081
Intangible assets, net                                                              10,035
Other assets                                                                         3,454
                                                                                 ---------

        Total assets                                                             $ 499,867
                                                                                 =========

                LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                               $  43,152
  Accrued compensation and other liabilities                                        34,480
  Capital leases, current portion                                                   18,112
  Deferred revenue                                                                   8,862
                                                                                 ---------

      Total current liabilities                                                    104,606
                                                                                 ---------

Capital leases, noncurrent portion                                                  79,445
Deferred income taxes                                                                5,006
Other                                                                                  797
                                                                                 ---------
      Total liabilities                                                            189,854
                                                                                 ---------

Commitments (Note 16)

Redeemable common stock, $0.02 par value, 40 million shares authorized;
   83,996 shares outstanding at December 31, 1997                                        2
Additional paid-in capital                                                             484
Notes receivable, employees                                                            (34)
                                                                                 ---------

                                                                                       452
                                                                                 ---------
Shareholder's equity:
  Convertible, noncumulative, voting, Series A preferred stock,
     $0.10 par value, 40 million shares authorized and 34 million
     shares outstanding (liquidation preference of $340,000)                         3,400
  Common stock, $.02 par value, 40 million shares authorized                            --
  Additional paid-in capital                                                       332,120
  Note receivable from HEA                                                         (30,000)
  Retained earnings                                                                  4,041
                                                                                 ---------

      Total shareholder's equity                                                   309,561
                                                                                 ---------

        Total liabilities and shareholder's equity                               $ 499,867
                                                                                 =========



   The accompanying notes are an integral part of these consolidated financial statements

                                 SYMBIOS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1997
                    (Dollars in thousands, except per share)
                                     -------



Sales, external                                                       $ 618,132
Sales, parent and affiliates                                              1,337
                                                                      ---------

      Total sales                                                       619,469
                                                                      ---------

Cost of sales, external                                                 368,094
Cost of sales, parent and affiliates                                        877
                                                                      ---------

      Total cost of sales                                               368,971
                                                                      ---------

      Gross profit                                                      250,498
                                                                      ---------

Operating expenses:
  Research and development                                               88,188
  Selling and marketing                                                  64,276
  General and administrative                                             19,025
  Amortization of intangibles                                             8,468
  Stock compensation expense                                             22,931
  Fab closure costs                                                      11,547
  Other expense                                                            (273)
                                                                      ---------

     Total operating expenses                                           214,162
                                                                      ---------

Operating income                                                         36,336
Interest expense                                                         (8,488)
Interest income                                                           7,657
Other expense                                                              (379)
                                                                      ---------

Income before income taxes                                               35,126

Taxes on income                                                         (18,900)
                                                                      ---------

Net income                                                            $  16,226
                                                                      =========

Basic earnings per share:
  Net loss per common share                                           $  (11.28)
                                                                      =========

Diluted earnings per share:
  Net loss per common equivalent share                                $  (11.28)
                                                                      =========



   The accompanying notes are an integral part of these consolidated financial statements.

                                 SYMBIOS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      for the year ended December 31, 1997
                             (Dollars in thousands)
                                     -------


Operating activities:
  Net income                                                          $  16,226
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
   Depreciation and amortization                                         74,826
   Amortization of intangibles                                            8,468
   Reduction in doubtful accounts                                          (299)
   Reduction in excess and obsolete inventory                            (2,665)
   Loss on sales of property, plant and equipment                         1,257
   Interest income on notes receivable from HEA                            (266)
   Interest income on notes receivable from employees                      (174)
   Deferred income  benefit                                               3,300
   Stock compensation expense                                            22,931
   Fab closure costs                                                     11,547
  Changes in operating assets and liabilities:
   Accounts receivable                                                   (4,221)
   Inventory                                                              6,889
   Other current assets                                                     238
   Other assets                                                            (156)
   Accounts payable                                                       8,293
   Deferred revenue                                                      (1,011)
   Accrued compensation and other liabilities                             2,694
   Income taxes receivable from HEA                                     (22,144)
                                                                      ---------

      Net cash provided by operating activities                         125,733
                                                                      ---------

Investing activities:
  Loans to HEA                                                          (90,000)
  Payments received on loans to HEA                                      30,000
  Acquisition of property, plant and equipment                          (73,121)
  Proceeds from sales of property, plant and equipment                    1,322
                                                                      ---------

      Net cash used in investing activities                            (131,799)
                                                                      ---------

Financing activities:
  Cash paid for employee stock buyback                                  (23,235)
  Payments for stock options                                                  6
  Repayment of capital lease obligations                                (17,025)
  Payment received on notes receivable from employees                        88
                                                                      ---------

      Net cash used in financing activities                             (40,166)
                                                                      ---------

Net change in cash and cash equivalents                                 (46,232)
Cash and cash equivalents, beginning of year                            103,350
                                                                      ---------

Cash and cash equivalents, end of year                                $  57,118
                                                                      =========



   The accompanying notes are an integral part of these consolidated financial statements.

                                 SYMBIOS, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS, Continued
                      for the year ended December 31, 1997
                             (Dollars in thousands)
                                     -------



Noncash transactions and supplemental disclosures:

  Acquisition of equipment through the assumption of
     capital lease obligations                                           $ 1,408

  Accounts payable incurred for purchase of equipment                      3,097

  Issuance of common stock for notes receivable to employees                  21

  Non-cash dividend to HEA                                                30,266

  Interest paid                                                            7,978

  Income taxes paid to HEA                                                37,745





   The accompanying notes are an integral part of these consolidated financial statements.

                                 SYMBIOS, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                               December 31, 1997
                             (Amounts in thousands)
                                     -------




                                  Preferred     Preferred     Additional          Note         Retained
                                    Stock         Stock         Paid-in         Receivable      Earnings        Total
                                    Shares        Amount        Capital         From HEA       (Deficit)       Amounts
                                    ------      ---------      ---------       ----------      ---------      ---------
Balances, January 1, 1997           34,000      $   3,400      $ 341,246       $      --       $   8,955      $ 353,601

  Net income                            --             --             --              --          16,226         16,226
  Dividend to HEA                       --             --         (9,126)             --         (21,140)       (30,266)
  Note receivable from HEA              --             --             --         (30,000)             --        (30,000)
                                    ------      ---------      ---------       ---------       ---------      ---------

Balances, December 31, 1997         34,000      $   3,400      $ 332,120       $ (30,000)      $   4,041      $ 309,561
                                    ======      =========      =========       =========       =========      =========


   The accompanying notes are an integral part of these consolidated financial statements.

                                  SYMBIOS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                     -------


1.      Basis of Presentation and Defining the Entity:

        Symbios, Inc. ("the Company") was acquired by Hyundai Electronics America ("HEA") on February 15, 1995. HEA is a majority owned subsidiary of Hyundai Electronics Industries Co., Ltd. ("HEI"), a Korean corporation. HEI is a member of the Hyundai Group of companies (see Note
        18). The Company previously operated as the Microelectronic Products Division ("MPD" or "Predecessor") of AT&T Global Information Solutions ("AT&T GIS"). MPD was incorporated as Symbios, Inc. immediately prior to its acquisition by HEA.

        The Company designs, manufactures, markets and supports ASICs for peripheral and storage systems connectivity, peripheral controller electronics, host adapter integrated circuits and boards and a complete line of RAID storage systems, subsystems and related software.

        The Company's financial statements include the consolidated accounts of the Company's two divisions and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

        Effective February 16, 1995, HEA, its parent company, HEI and the Company entered into a Patent Agreement. Pursuant to the agreement, HEA assigned to the Company a joint ownership interest in certain patents and patent applications acquired by HEA from AT&T GIS for $40,000. In exchange, the Company issued to SLSI, a subsidiary of HEA, 4 million additional preferred shares and granted HEA a joint ownership interest in the Company's patent applications and patents issued after February 16, 1995, and before the termination date of the agreement. HEI also granted the Company a license to its patents and the patents of its subsidiaries. HEA and HEI agreed to pay to the Company certain royalties received from third-party licensees of the co-owned patents. In exchange, the Company agreed to pay HEA any royalties it received from third-party licensees of its co-owned patents. The agreement is effective until the later of (a) February 16, 2005, or (b) such time as the Company is no longer a direct or indirect subsidiary of HEA. The Company has accounted for the $40,000 of preferred stock as receipt of patents and technology since the applicable intellectual property (i) is used by the Company to generate revenues, (ii) was previously used by the Company and (iii) the acquisition of the rights were made in connection with the acquisition of the Company (See also Note 21).


2.      Summary of Significant Accounting Policies:

        Cash and Cash Equivalents:

        Cash and cash equivalents include highly liquid investments with original maturities of three months or less. Cash equivalents are principally composed of money market mutual fund investments and certificates of deposit. Money market mutual fund investments of approximately $14,300 as of December 31, 1997, are classified as available-for-sale investments. Certificates of deposit of approximately $40,000 as of December 31, 1997 are classified as held-to-maturity investments. Book value approximates fair value for both types of investments and there are no unrealized gains or losses as of December 31, 1997. All investments are included in cash and cash equivalents for financial statement purposes.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------

2.      Summary of Significant Accounting Policies, continued:

        Cash and Cash Equivalents, continued:

             Available cash is held on deposit at three federally insured financial institutions. The Company has not experienced any material losses relating to any short term financial instruments.

        Inventory:

             Inventory is stated at the lower of cost or market. Cost is determined by using the average cost on a first-in, first-out basis.

        Property, Plant and Equipment:

             Property, plant and equipment are stated at cost. Depreciation is computed for financial reporting purposes principally by use of the straight-line method over the estimated useful lives of the assets. Buildings and their components are depreciated over 25 years. Office furniture, fixtures and equipment are depreciated over five years, except for computer equipment which is depreciated over three years.

             Gains or losses on the sale of property, plant and equipment are recognized in the period of disposition of the asset. Betterments which extend the useful lives of assets are capitalized. Repairs and maintenance are expensed as incurred.

        Preoperating and Start-up Costs:

        The Company expenses preoperating and start-up costs.

        Software:

             The Company capitalizes the cost of software acquired from vendors. The Company also capitalizes certain costs of developing software for internal use. Such costs are amortized over their estimated useful lives of five years on a straight line basis. Costs totaling $4,665 were capitalized during the year ended December 31, 1997, related to software for internal use.

             The Company incurs costs to develop software used in hardware products sold to customers. The software development costs incurred subsequent to the establishment of technological feasibility are immaterial to the financial statements.

        Intangible Assets:

             Intellectual property rights, including patents and trademarks, are amortized over their estimated useful lives of five years using the sum of the years digit method. Goodwill arising from the acquisition of the Company in 1995 represents the excess of cost over fair value of net assets acquired and is being amortized over seven years using the straight-line method.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


2.      Summary of Significant Accounting Policies, continued:

        Long-Lived Assets:

             In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") Statement No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

        Warranties:

             A provision has been recorded for expected costs to be incurred as a result of customer product warranties at the time the sale is recognized. The Company warrants that products will be free from defects in workmanship and materials for one to five years from the date of shipment.

        Deferred Revenue and Revenue Recognition:

             Revenue from direct product sales to customers is recognized upon shipment. Certain of the Company's sales are made to distributors under agreements with stock rotation provisions, price protection on inventory held by distributors and contract termination clauses. Accordingly, the Company defers recognition of such sales until the merchandise is sold by the distributors to a third party.

             The Company accrues for the estimated loss on sales commitments for which the anticipated production costs of sales exceed the related selling price.

        Research and Development Expenses:

             Expenditures incurred for research and development of products are expensed as incurred.

        Stock-Based Compensation:

             The Company uses the intrinsic value method of Accounting Principles Board Opinion No. 25 to account for all of its employee stock-based compensation plans.

        Accounting for Income Taxes:

        Under the asset and liability method of SFAS No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and are measured using the enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


2.      Summary of Significant Accounting Policies, continued:

        Accounting for Income Taxes, continued:

             The currently payable and deferred income taxes in the accompanying financial statements have been calculated as if the Company was a separate entity, except for the research and experimentation credit (see Note 8).

        Earnings Per Share:

             In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which is effective for periods ending after December 15, 1997. The Company adopted SFAS 128 in 1997. SFAS 128 requires presentation of both basic and diluted earnings per share. The basic earnings per share are computed using the weighted-average number of common shares outstanding. Dilutive earnings per share include the weighted-average of common shares outstanding, outstanding convertible preferred stock and outstanding stock options which have dilutive potential. The net income used to calculate the basic and diluted earnings per share has been reduced by the $30,266 preferred stock dividend.

        Derivative Financial Instruments:

             The Company uses derivative financial instruments, including interest rate swaps and forward exchange contracts, as part of an overall risk-management strategy. These instruments are used as a means of hedging exposure to foreign currency and interest rate risk connected to firm commitments or capital lease obligations. The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

             Hedge accounting is applied if the derivative reduces the risk of the underlying hedged item and is designated at inception as a hedge. Additionally, changes in the value of the derivative must result in payoffs that are highly correlated to the changes in value of the hedged item. Derivatives are measured for effectiveness both at inception and on an ongoing basis. The Company enters into foreign exchange contracts that are designated as and effective as hedges for firmly committed purchases.

             The Company uses interest rate swaps to synthetically change its variable-rate capital lease obligations to fixed rate obligations. These derivatives are designated and effective as hedges at inception and on an ongoing basis, and their terms are aligned with the capital lease.

             Gains and losses on foreign exchange contracts accounted for as hedges are deferred in other current assets or liabilities. The deferred gains and losses are recognized as adjustments to the underlying hedged transaction when the future sales or purchases are recognized. Interest rate swap payments and receipts are recorded as part of interest expense. The fair value of the swap contracts is not recognized in the financial statements (see Note 11 for fair values). Cash flows from derivatives are recognized in the consolidated statement of cash flows in the same category as the item being hedged.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


2.      Summary of Significant Accounting Policies, continued:

        Derivative Financial Instruments, continued:

             If a derivative instrument ceases to meet the criteria for deferral, any subsequent gains or losses are recognized in operations. If a firm commitment does not occur, the foreign exchange contract is terminated and any gain or loss is recognized in operations. If a hedging instrument is sold or terminated prior to maturity, gains or losses continue to be deferred until the hedged item is recognized. Should a swap be terminated while the underlying capital lease obligation remains outstanding, the gain or loss is capitalized as part of the underlying lease obligation and amortized into interest expense over the remaining term of the lease obligation.

        Comprehensive Income:

             In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," which is effective for periods beginning after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS 130 in 1997.

        Estimates and Industry Factors:

             The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required with respect to the ultimate realization of accounts receivable and inventories, as well as amounts of revenue to be deferred, among others. Actual results could differ from those estimates.

             The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and marketing channels and changing customer needs. Seasonality, fluctuating market pricing, inventory obsolescence, changes in availability of critical components, the ability to implement new manufacturing technologies, the effect of product reviews and industry awards and the timing of new product introductions by the Company and its competitors all play a significant role in determining operating results for a given period of time. The Company's success therefore, will depend in part on current products, development of new products and systems on a timely and cost-effective basis and the Company's ability to continue to respond to changing customer needs and rapid paced technological developments.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


3.      Inventory:

        The major classes of inventory as of December 31, 1997 are as follows:

             Raw materials                                    $ 16,128
             Work-in-process                                    32,627
             Finished goods                                     18,057
             Demonstration equipment                             2,176
                                                              --------

                                                                68,988
             Allowance for excess and obsolete inventory        (6,676)
                                                              --------

             Inventory, net                                   $ 62,312
                                                              ========

4.      Property, Plant and Equipment:

        The major classes of property, plant and equipment as of December 31, 1997 are as follows:

             Land                                                $   8,275
             Buildings                                              79,806
             Machinery and equipment                               337,205
             Construction in progress                               34,778
             Office furniture and equipment                         12,064
                                                                 ---------

                                                                   472,128
             Less accumulated depreciation and amortization       (186,047)
                                                                 ---------

             Property, plant and equipment, net                  $ 286,081
                                                                 =========


     Included in the property, plant and equipment balances as of December 31, 1997 above, the following assets are held under capital lease arrangements:

             Land                                                $   2,069
             Buildings                                               9,063
             Machinery and equipment                               109,980
             Office furniture and equipment                          1,937
                                                                 ---------

                                                                   123,049
             Less accumulated depreciation and amortization        (43,167)
                                                                 ---------

             Property, plant and equipment, net                  $  79,882
                                                                 =========


     Interest capitalized in the year ended December 31, 1997 was $-0-.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


5.      Intangible Assets:

        Intangible assets as of December 31, 1997 consist of the following:


             Intellectual property rights       $ 39,234
             Goodwill                              2,023
                                                --------

                                                  41,257
             Less accumulated amortization       (31,222)
                                                --------

             Intangible assets, net             $ 10,035
                                                ========


6.      Accrued Compensation and Other Liabilities:

        Accrued compensation and other liabilities as of December 31, 1997 consist of the following:


             Accrued compensation and bonuses      $15,995
             Non-income taxes                        3,382
             Warranty provision                      2,642
             Fab closure accrual                     2,626
             Other                                   9,835
                                                   -------

                                                   $34,480
                                                   =======

7.      Capital Leases:

        On December 28, 1995, the Company entered into a $57,049 sale-leaseback arrangement with respect to semiconductor production equipment. On March 11, 1996, the Company entered into a $16,982 sale-leaseback arrangement for semiconductor equipment purchased prior to December 31, 1995. On November 11, 1996, the Company entered into a $34,403 sale-leaseback arrangement for semiconductor equipment. These sale-leaseback arrangements are collateralized by the aforementioned semiconductor equipment and have a five year term, with an option to renew for one year.

        On December 22, 1995, the Company entered into a $12,000 office building Lease Agreement and Construction Loan Agreement maturing on April 30, 2000. At December 31, 1996, the Company had borrowed the full $12,000 permitted under these agreements. This lease is collateralized by an office building.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


7.      Capital Leases, continued:

        On May 23, 1997, the Company entered into an agreement for software licenses and related technical support for $3,108 payable in three annual installments beginning June 30, 1997.

        Rent payments with respect to the capital lease obligations are dependent on the stated interest rates in the lease agreements which are variable. The future minimum lease payments are based on the interest rate in effect at December 31, 1997. Stated interest rates on the capital lease obligations ranged from 3.8% to 8.5% at December 31, 1997. See Note 11 for information on the related interest rate swaps used by the Company to effectively fix the effective interest rates on these leases. The Company's operating lease commitments, expiring in various years through 2002, are summarized in Note 16.

        The approximate future minimum lease payments under these capital leases for the four years subsequent to December 31, 1997 and in the aggregate are:


             1998                                                   $  24,415
             1999                                                      36,413
             2000                                                      33,864
             2001                                                      17,611
             Thereafter                                                    --
                                                                    ---------

                                                                      112,303
             Less amount representing interest                        (14,746)
                                                                    ---------

             Present value of minimum lease payments                   97,557
             Less current portion of capital lease obligations        (18,112)
                                                                    ---------

             Noncurrent portion of capital lease obligations        $  79,445
                                                                    =========

        See Note 21 for a discussion of the repayment of the capital leases.


8.      Income Taxes:

        The Company is a member of the HEA affiliated group of corporations which files a consolidated federal income tax return and various consolidated and separate state income tax returns. All members of the group have entered into a tax allocation agreement which provides for the allocation of federal and state consolidated income tax liability based upon each members proportionate share of taxable income contributing to such liability. To the extent that any member of the group currently utilizes the tax benefits of another member, the member utilizing those benefits shall currently reimburse such other member for those benefits. To the extent that HEA currently utilizes any other member's tax benefits, HEA is obligated to reimburse such member only when HEA would have been

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


8.      Income Taxes, continued:

        able to utilize such benefits giving consideration to any separate HEA tax benefit carryforwards. The tax sharing agreement with HEA does not permit the Company to take a benefit for a research and experimentation credit ("R&E") and the income tax expense does not reflect an R&E credit. During the fourth quarter of 1995, the tax allocation agreement was amended to provide the Company with an additional $20,000 of tax benefits related to the intellectual property rights acquired from AT&T GIS.

        The Company records a valuation allowance based, in part, upon filing taxes as a member of this affiliated group.

        Significant components of the Company's deferred tax accounts as of December 31, 1997 are detailed below:

             Deferred tax assets:
               Receivables                        $     --
               Inventory                             3,289
               Intellectual property                 9,040
               Vacation accrual                        133
               Warranty accrual                        976
               Other accrued liabilities               647
               Employee benefits                       104
               Fab shutdown                          3,778
               Stock compensation                      447
               Net operating loss                       --
                                                  --------

                                                    18,414
             Less valuation allowance               (6,122)
                                                  --------

                                                    12,292

             Deferred tax liabilities:
               Property, plant and equipment       (11,335)
                                                  --------

             Net deferred tax asset               $    957
                                                  ========

        Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Due to uncertainties about the recoverability of the deferred tax asset at December 31, 1997, the Company recorded a deferred tax asset valuation allowance in the amount of $6,122.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


8.      Income Taxes, continued:

        The effective income tax rate on income before income taxes differed from the federal statutory rate for the year ended December 31, 1997 for the following reasons for the periods described below:


             Federal statutory rate                              35%
             State and local taxes, net of federal benefit        5
             Nondeductible stock compensation expense            15
             Other                                               (1)
                                                              ------

                                                                 54%
                                                              ======


        The provision for income tax expense for the year ended December 31, 1997 is as follows:

                              Federal      $16,600
                              State          2,300
                                           -------

                                           $18,900
                                           =======


        The components of income tax expense for the year ended December 31, 1997 are as follows:

                             Current       $15,600
                             Deferred        3,300
                                           -------

                                           $18,900
                                           =======

9.      Long-Term Credit Facility:

        On December 28, 1995, the Company entered into a $70 million Credit Facility which matures on December 28, 1998. Effective June 30, 1997, the Company amended its Credit Facility which included increasing the credit line by $30 million to $100 million, changing from a collateralized to uncollateralized line, lowering the interest rate, and changing the due date to January 31, 1999. The revised loan agreement permits the Company to make advances to HEA of up to $30 million. At December 31, 1997, the Company had no borrowings under the agreement. As of December 31, 1997, the variable interest rate on this agreement (London InterBank Offered Rate "LIBOR" plus .75%,) was approximately 6.4%. Commitment fees accrue on the unused portion of the revolving line of credit and the Lease Agreement and Construction Loan Agreement discussed in Note 7. Commitment and agency fees of $227 were paid in 1997.

        The terms of the credit and capital lease agreements (see Note 7) require the Company to maintain minimum levels of tangible net worth, working capital and capitalization ratios. In addition, payments of dividends and expenditures for property, plant and equipment and loans to affiliates are restricted. The Company obtained the necessary lender and lessor approvals for loans and dividends made during 1997. See Note 21 for a discussion of the subsequent collateralized credit facility entered into on February 26, 1998.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


10.     Intercompany Credit Agreements:

        On March 20, 1997, the Company loaned $30 million to HEA at 7.55% interest. The loan plus accrued interest was repaid in full on April 9, 1997. On August 22, 1997 and August 28, 1997, the Company loaned $20 million and $10 million, respectively, to HEA at 7.7% interest per annum and due on December 30, 1997. In October 1997, the Company and HEA entered into discussions regarding the structure for an initial public offering. Those discussions resulted in the Board of Directors approving on November 11, 1997, the Company making a dividend of the note to HEA. Of the $30.266 million dividend declared, $20.4 million was paid in 1997 by dividending that amount of the note to HEA with the remainder paid in 1998 by dividending the remaining balance of the note. On December 12, 1997, the Company loaned $30 million to HEA at an interest rate of LIBOR plus 200 basis points (approximately 7.9% at December 31, 1997). The loan is due March 8, 1998. Because of the uncertainty as to repayment of this loan, the Company has shown it as a reduction of shareholder's equity in the accompanying financial statements. See Note 21 for a discussion regarding the subsequent dividend of this amount to HEA on March 6, 1998.


11.     Interest Rate and Foreign Currency Risk Management:

        Interest Rate Swap Contracts:

             The Company uses interest rate swap contracts to adjust a proportion of the capital leases that are subject to variable interest rates. This protects the Company from increases in the variable rate indices and locks in a constant interest rate on the capital leases.

             Under interest rate swap contracts, the Company agrees with another party to exchange interest payments monthly. Interest payments are calculated by reference to the notional amount based on the fixed-rate and variable-rate terms of the swap agreements. The net interest received or paid as part of the interest rate swap is accounted for as an adjustment to interest expense.

             The counterparties to these interest rate contracts are major U.S. and International financial institutions. The Company is exposed to credit loss in the event of nonperformance by these counterparties. The Company manages this risk by monitoring the credit standing and reviewing the financial statements of the counterparty. Risk of nonperformance by the counterparties does not appear to be probable and no loss due to nonperformance is currently anticipated.

             At December 31, 1997, the Company had interest rate swap contracts to pay fixed-rates of interest (weighted average of 6.3%) and receive floating-rates of interest (average 30-day LIBOR plus 135 basis points - 5.8%) on $82.7 million notional amount of indebtedness. Approximately 12.3% or $12,000 of the Company's underlying capital lease indebtedness is still subject to variable interest rates.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


11.     Interest Rate and Foreign Currency Risk Management, continued:

        Interest Rate Swap Contracts, continued:

             Based on the level of interest rates prevailing at December 31, 1997, the Company would have had a $403 unrealized loss on the termination of its interest rate swaps. Unrealized gains or losses on debt or interest rate swaps are not recognized for financial reporting purposes unless the debt is retired or the swap contracts are terminated prior to their maturity.

                                                       Notional                                            Termination
                                                        Amount                                                 Cost
                                                      December 31,                                         December 31,
                                                          1997                  Maturities                     1997
                                                      -----------             -----------------            ------------
             Variable to fixed (Swap I)                 $40,762               December 28, 2000               $   161
             Variable to fixed (Swap II)                 12,746               March 28, 2001                       62
             Variable to fixed (Swap III)                29,196               November 28, 2001                   180


        The following table summarizes the terms of interest rate swaps at December 31, 1997. The lease variable interest rates are indexed to the 30-day LIBOR, while the fixed swap rates were originally indexed to the five-year constant Treasury maturity at the time of the swap.


                                                                                                                     Weighted
                                                                                                                     Average
                                                                                                                     Variable
                                            Notional                                             Actual Fixed         Rates
                                            Amount                                               Rates Paid          Received
                                          December 31,                                           December 31,       December 31,
                                              1997                    Maturities                    1997                1997
                                          ------------                ----------                 ------------       ------------
             Variable to fixed
                (Swap I)                     $40,762               December 28, 2000                 6.1%               5.6%
             Variable to fixed
                (Swap II)                     12,746               March 28, 2001                    7.5%               7.0%
             Variable to fixed
                (Swap III)                    29,196               November 28, 2001                 6.2%               5.6%

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


11.     Interest Rate and Foreign Currency Risk Management, continued:

        Foreign Currency Exchange Contracts:

             Foreign currency exchange contracts are used to manage exposure to changes in currency exchange rates. The use of foreign currency exchange contracts allows the Company to reduce its exposure to the risk that the eventual dollar net cash inflows and outflows resulting from the sale of products to foreign customers and purchases from foreign suppliers will be adversely affected by changes in exchange rates. The foreign currency exchange contracts are designated as hedges for firmly committed purchases. These transactions are generally expected to occur in one year or less. However, due to the long lead times in ordering semiconductor manufacturing equipment certain exchange contracts may exceed one year.

             The Company also funds foreign operations with foreign currencies and may from time to time enter into exchange contracts to control currency risk associated with funding foreign operations.

             At December 31, 1997, the Company had fixed rate contracts of foreign currencies for the sale of $4,978 and purchase of $5,615.


                                                                                            U.S. Dollar               Gain
                                                                                              Value at              (Loss) at
                                                                                            December 31,          December 31,
                Currency                    Delivery Date               Buy/Sell               1997                   1997
                --------                    -------------               --------            ------------          ------------
             Dutch Guilders               January 30, 1998                Sell               $(4,424)               $  (574)
             Dutch Guilders               January 30, 1998                Buy                  4,998                     --
             Dutch Guilders               February 27, 1998               Buy                    617                     --
             Dutch Guilders               February 27, 1998               Sell                  (554)                   (63)
                                                                                             -------                -------

                                                                                             $   637                $  (637)
                                                                                             =======                =======

        The net increase in the above contract values of $637 offset a similar decrease in the actual cost of the equipment purchased due to the change in the exchange ratio for the dollar and guilder.

        During 1996, the Company entered into a March 14, 1997 "buy" contract in connection with an agreement to purchase a specific piece of equipment. At the time the Company elected not to purchase this particular piece of equipment, the Company entered into offsetting "sell" contracts for March 14, 1997. The related net loss of $149 on these offsetting contracts was recorded as a reduction of net income in 1997.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


12.     Employee Benefit Plans:

        The Company provides a voluntary 401(k) plan (the "401(k) Plan") in which all U.S. employees of the Company may participate. Employees may make any combination of pre-tax and after-tax contributions up to 15% of their annual compensation subject to an annual dollar limitation provided by the Internal Revenue Code. The Company provides 150% employer matching contribution on the first 2% of employee contributions, provides 75% employer matching contribution on the next 1% of employee contributions and 50% employer matching contribution on the next 3% of employee contributions. Maximum employer matching contribution is therefore 5.25% on employee contributions of 6% of pay or more. Vesting of employer contributions is 25% per year at the end of each year of full time service. Additionally, employees who have at least four full years of continuous service with NCR, AT&T GIS and/or the Company are fully vested in their account. Contributions are therefore fully vested after four years. For the year ended December 31, 1997, employer matching contributions to the 401(k) Plan were $4,400.

        During year ended December 31, 1996, the Company began providing a Retirement Performance Account plan (the "RPA") for all of its U.S. employees. Under the RPA, depending on the level of financial performance of the Company, a certain portion of the Company's annual profits will be allocated to employee 401(k) Plan accounts as a discretionary employer contribution. For the 1997 fiscal year, employees may receive a discretionary contribution equal to up to 3% of their annual compensation if the Company achieves its financial objectives in 1997. Vesting of employer contributions under the RPA is the same as for the 401(k) Plan described above. For the year ended December 31, 1997, employer matching contributions of $2,277 were made to the 401(k) Plan on behalf of the RPA.

        The Company has a discretionary management bonus and employee profit sharing arrangement with its management and employees. The Board of Directors approves the bonus formula on an annual basis. For 1997, the Company recognized expense of $11,687 related to the arrangement.


13.     Shareholder's Equity:

        Authorized Stock:

             Effective February 15, 1995, the Board of Directors adopted a resolution pursuant to which the Company authorized 40 million shares and issued 30 million shares of its $0.10 par value $0.60 per share noncumulative, voting, convertible Series A preferred stock to a subsidiary of HEA (SLSI) in exchange for all the common stock of the Company held by SLSI (see Note 1). The Company has issued an additional 4 million shares of the Series A preferred stock to SLSI in exchange for HEA granting the Company a joint ownership interest in certain patents and patent applications acquired

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


13.     Shareholder's Equity, continued:

        Authorized Stock, continued:

             from AT&T GIS for $40,000. In December 1997, SLSI was merged into HEA and as a result, HEA now directly owns the preferred stock of the Company. The preferred stock has a liquidation preference of $10.00 per share. Each share of the preferred stock is convertible into one share of common stock at the option of the shareholder or automatically converts into common stock upon an initial public offering ("IPO"). The preferred stock has voting rights equal to those of the common stock. In addition, the Company has authorized 40 million shares of common stock with a par value of $0.02 per share. Of this amount, 34 million shares of the common stock are reserved for the conversion of the Series A preferred stock to common stock. The Company must fully pay any outstanding declared dividends on the preferred stock before paying any dividend on common stock.

        1995 Stock Plan:

             The Company has adopted an incentive stock plan ("the Plan") under which the Company's directors are authorized to grant either restricted common stock purchase rights or common stock options to management, employees, consultants and outside directors of the Company ("each Grantee"). The Plan is authorized to grant 10% of the Company's outstanding equity stock (3,777,777 shares as of December 31, 1997).

             The Company is obligated pursuant to agreements with the holders of the restricted common stock to provide a stock liquidity event contingent upon the Company attaining a predetermined market valuation. If at any time on or before August 31, 1998, the Company receives advice from an investment banking firm that it is possible for the Company to successfully complete a public offering of its common stock at a valuation in excess of $550 million, or at any time after August 31, 1998 but before August 31, 1999, the Company receives advice from an investment banking firm that it is possible for the Company to successfully complete a public offering of its common stock at a valuation in excess of $680 million, then the Company can either commence an initial public offering or it will have the obligation to buy back the restricted common stock at a price equal to the fair market value of the stock at that time. At the Company's option, the Company can purchase both the vested and unvested shares at the current fair market value, or alternatively, purchase only the currently vested shares with future annual purchases of newly vested shares at the then current fair market value. The Company records a charge to earnings over the vesting period of the awards, beginning with the date it becomes probable the Company will achieve the valuations noted above, for the difference between the exercise price or purchase price of the options or stock awards and the IPO price.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


13.     Shareholder's Equity, continued:

        1995 Stock Plan, continued:

             If the aforementioned valuations are not attained by the specified dates, then the Company may offer to buy back the common stock at a price equal to the fair market value of the stock at that time. Any vested shares not reacquired by August 31, 2005 must be repurchased at each Grantee's initial purchase price plus accrued interest at that date.

             The shares of issued restricted common stock vest 10% upon issue, with the balance vesting ratably over the following 48 months. The restricted common stock will continue to vest only so long as each Grantee continues to be employed by the Company. Twenty-five percent of the options vest on the first anniversary date of the grant and the remainder of the options vest ratably over a three-year period. All restricted common stock is held in escrow with the Company's Secretary who is authorized by each Grantee to vote the shares in accordance with the instructions of the Company.

        Stock Buyback Program:

             In August 1997, the Board of Directors approved the Company making an offer to all employees and directors to purchase their vested and unvested restricted stock and stock options. The Board of Directors set the purchase price at the fair market value of $13 per share. The Company also agreed to reimburse certain employees approximately $1.2 million in 1998, for the incremental income taxes they incur in excess of the applicable capital gains rate. Employees with stock options exercised their options, and then sold the restricted stock to the Company. In September 1997, 2,231,941 shares of common stock were purchased pursuant to the voluntary program.

             The directors and employees who accepted the Company's voluntary offer were granted replacement stock options equal in number to the number of shares of stock they sold to the Company. The new options were granted at the fair market value of $13. The replacement stock options do not include the terms in the original restricted stock and stock options that required the Company to repurchase the restricted stock or stock options under certain liquidity events. The replacement stock options vest 33% on June 30, 1998 and 22% on each six-month anniversary date thereafter and will be fully vested as of December 31, 1999.

                                 SYMBIOS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                   ----------

13.     Shareholder's Equity, continued:

        Summary of Restricted Common Stock Rights and Common Stock Option
        Activity:

             The restricted stock rights and common stock option activity are summarized as follows:


                                                              Restricted Common
                                                                 Stock Rights                   Common Stock Options
                                                     -------------------------------      -------------------------------
                                                                            Weighted                            Weighted
                                                                             Average                            Average
                                                          Shares            Exercise          Shares            Exercise
                                                     (in thousands)           Price       (in thousands)          Price
                                                     --------------         --------      --------------        ---------
             Outstanding at January 1, 1997               1,634             $   2.00            597             $    2.00
               Granted                                       21                 6.00          2,946                 12.98
               Exercised                                     --                   --             (3)                 2.00
               Repurchased                               (1,544)                2.05           (688)                 3.27
               Canceled                                     (30)                2.00            (89)                 7.19
                                                         ------               ------         ------                ------
             Outstanding at December 31, 1997                81             $   2.00          2,763             $   13.14
                                                                              ======         ======                ======
               Common stock from exercise of
                  common stock options                        3
                                                         ------

               Common stock shares                           84
                                                         ======

                                 SYMBIOS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                   ----------


        The restricted common stock rights outstanding at December 31, 1997 have a weighted average remaining contractual life of 7.6 years and a weighted average price of $2.00. The following table summarizes information about the common stock options outstanding at December 31, 1997.


                                             Options Outstanding                           Options Exercisable
                             ----------------------------------------------------       ---------------------------
                                                  Weighted
                                Number             Average               Weighted         Number          Weighted
                             Outstanding at       Remaining              Average       Exercisable at      Average
               Exercise       December 31,       Contractual            Exercise        December 31,       Exercise
                Prices           1997                Life                 Price             1997             Price
             ------------    --------------      -----------            ---------       -------------      --------
                               (Shares in                                               (Shares in
                               thousands)                                                thousands)
             $       2.00             6            8.4 years            $    2.00             2            $    2.00
             $      10.00             2            9.3 years            $   10.00            --            $   10.00
             $      13.00         2,689            9.6 years            $   13.00            --            $   13.00
             $      20.00            66            9.8 years            $   20.00            --            $   20.00
                               --------                                                   -----

                                  2,763            9.6 years            $   13.14             2            $    2.00
                               ========                                                   =====


13.     Shareholder's Equity, continued:

        Summary of Restricted Common Stock Rights and Common Stock Option Activity, continued:

             As of December 31, 1997, 75,355 restricted common stock shares were vested.

             At December 31, 1997, 2,309 common stock options were vested.

             The weighted average grant date fair value of options granted during the year ended December 31, 1997 for purposes of calculating compensation expense was $13.16. Compensation expense of $22,931 has been recorded for the year ended December 31, 1997.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


        Had compensation cost for options granted in 1997 been determined based on the fair value at the grant dates, as prescribed by SFAS 123, the Company's pro forma net income (loss) and pro forma net income (loss) per share for the year ended December 31, 1997, would have been as follows:

             Net income (loss):
               As reported                                               $      16,226
               Pro forma                                                        16,393

             Basic earnings per share:
               Net income (loss) per common share:
                As reported                                              $      (11.28)
                Pro forma                                                       (11.14)

             Diluted earnings per share:
               Net income (loss) per common equivalent share:
                As reported                                              $      (11.28)
                Pro forma                                                       (11.14)

        The fair value of each option grant is estimated annually using the minimum value method with the following assumptions for the year ended December 31, 1997:

             Expected dividend yield                          0.0 %
             Risk-free interest rate                    5.8 - 6.6 %
             Expected life (in years)                       2 - 4

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


13.     Shareholders' Equity, continued:

        Because the determination of the fair value of all options granted if the Company becomes a public entity will include an expected volatility factor in addition to the factors described in the preceding paragraph and, because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income for future years.

        The changes in the redeemable common stock issued under the restricted stock purchase rights are as follows:


                                                                 Redeemable
                                                       Common      Common       Additional     Notes
                                                       Stock       Stock         Paid-in     Receivable,     Total
                                                       Shares     Amounts        Capital     Employees      Amounts
                                                       -----      --------      --------      --------      --------
        Balances, January 1, 1997                      1,634      $     33      $  5,536      $ (3,446)     $  2,123
          Common stock granted to employees
            for notes receivable                          21             1           128          (129)           --
          Cancellation of common stock granted
            and notes receivable from employees          (30)           (1)          (61)           62            --
          Payments for notes receivable from
            employees                                     --            --            --            88            88
          Payments for purchase of incentive
            stock options                                  3            --             6            --             6
          Additional paid-in capital for stock
            compensation                                  --            --        21,605            --        21,605
          Interest on notes receivable from
            employees                                     --            --            --          (174)         (174)
          Purchase of stock from directors and
            employees and cancellation of notes
            receivable                                (1,544)          (31)      (26,730)        3,565       (23,196)
                                                       -----      --------      --------      --------      --------

        Balances, December 31, 1997                       84      $      2      $    484      $    (34)     $    452
                                                       =====      ========      ========      ========      ========

14.     Net Income (Loss) Per Share:

        The net income available to common shareholders for the year ended December 31, 1997, consists of the following:


        Net income                                    $ 16,226
        Less preferred dividends declared              (30,266)
                                                      --------

        Net loss available to common shareholders     $(14,040)
                                                      ========

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


14.     Net Income (Loss) Per Share, continued:

        The weighted average shares for the year ended December 31, 1997, consist of the following:


        Weighted average common shares used for
           basic earnings per share                       1,244,570
        Convertible preferred stock                              --
        Stock options                                            --
                                                          ---------

        Adjusted weighted average common shares
           used for diluted earnings per share            1,244,570
                                                          =========



        The convertible preferred stock and stock options are not included in the 1997 calculations because they would be antidilutive.


15.     Fab Closure Costs:

        In August 1997, the Board of Directors approved and the Company announced to its employees its intention to phase out the Fort Collins fabrication plant with final closure occurring by December 31, 1997. The shutdown is a result of the low utilization levels experienced and the older technology of the plant. The fab closure charges of $11,547 reflected in the year ended December 31, 1997 are directly related to the closure of the Fort Collins fabrication facility. There were 157 employees, primarily manufacturing employees, working in the Fort Collins facility were terminated when the plant closed in 1997. Another 37 employees are expected to be relocated to the Company's Colorado Springs facility. The estimated relocation and other costs totaling approximately $1.5 million will be charged to operations when incurred. Relocation and other costs totaling $600 were charged to operations during the year ended December 31, 1997.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


15.     Fab Closure Costs, continued:

        The components of the fab shutdown charges to operations in the year ended December 31, 1997 are summarized as follows:


                                                       Recorded in
                                                        Year Ended      Total
                                                        December 31,   Expected
                                                            1997       Charges
                                                        -----------    -------
        Charges to operations
          Noncash charges:
           Write-down to fair value for certain
              equipment in accordance with SFAS 121        $ 7,972     $ 7,972
          Cash related charges and liabilities:
           Dismantling costs                                 1,277       1,277
           Employee severance and termination benefits       2,298       2,298
                                                           -------     -------

              Fab shutdown charges                          11,547      11,547

           Employee relocation costs                           200       1,000
           Other                                               400         500
                                                           -------     -------

                Total fab shutdown charges                 $12,147     $13,047
                                                           =======     =======


        The activity in the liability for the fab closure costs is as follows:

        Original liability, September 28, 1997     $ 3,575
        Cash payments                                 (949)
                                                   -------

        Liability, December 31, 1997               $ 2,626
                                                   =======

        The Company has estimated the costs associated with the decision to close the Fort Collins facility and these other matters based on the best information available when the decision was made to close the facility. The liability will be utilized when specific criteria are met indicating the planned action has occurred. Although the Company believes its estimates to be reasonable, actual costs associated with these plans may differ. Therefore, the Company may, in future periods, need to change its estimated costs associated with the fab closure as more information becomes available.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


16.     Commitments:

        The Company leases certain office facilities and equipment under noncancelable operating lease agreements which expire at various dates through fiscal 2002. The approximate future minimum lease payments under these leases for the five years immediately subsequent to December 31, 1997 and in the aggregate are:

                        1998                       $2,574
                        1999                          798
                        2000                          437
                        2001                          200
                        2002                           97
                                                   ------

                       Total                       $4,106
                                                   ======


        In December 1997, the Company entered into a contract for construction of a new engineering center building in Fort Collins, Colorado. This building is expected to be completed by December 31, 1998 at a cost of approximately $17 million.

        Rent expense for the year ended December 31, 1997 was $3,437.


17.     Related Parties:

        The Company enters into transactions with HEA, HEI and Maxtor Peripherals, in which HEA is an investor. These related party transactions are principally comprised of the purchase of assembly services and foundered wafers from HEI, sales of storage systems products to HEI, and sales of drive electronic semiconductors to Maxtor Peripherals. Related party purchases for the year ended December 31, 1997 were $4,501. Sales to related parties for the year ended December 31, 1997 were $1,337. The related party cost of sales for the same period was $877.


18.     Concentrations of Credit Risk and Geographic Information:

        The Company sells its products to original equipment manufacturers and distributors in North America, Europe and Asia. The Company regularly sells to financially secure and creditworthy customers on open account. Based upon a customer's credit history, the Company may require payment in advance or the issuance of a letter of credit in favor of the Company prior to shipment. The Company maintains adequate reserves for potential credit losses and performs ongoing credit evaluations.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


18.     Concentrations of Credit Risk and Geographic Information, continued:

        For the year ended December 31, 1997, the Company's export shipments and sales to geographic regions approximated the following:


                       Sales to:
                        Europe                  $ 80,740
                        Asia Pacific             168,395
                        Other international       27,090
                                                --------

                       Total export sales       $276,225
                                                ========

        For the year ended December 31, 1997, $233,404 of the above export sales related to Symbios Semiconductors and the remaining $42,821 related to the Storage Systems Division. Sales to Singapore represented over $103 million of Symbios Semiconductors export sales and sales to Ireland represented over $15 million of Storage Systems Division export sales. Sales and shipments of approximately $135.7 million to Asia Pacific in 1997 were made to foreign locations or foreign subcontractors of U.S.-based companies.

        The Company's ultimate parent is HEI, a Korean corporation. HEI is a guarantor of the debt of HEA, the Company's immediate parent. Subsequent to December 31, 1997, HEA pledged the stock of the Company it owns as collateral for the Company's debt, and has borrowed $150 million from the Company. Subsequent to year end, the Company negotiated a new credit agreement with a new lender and loaned $150 million to HEA (see Note
        21). The new agreement contains limited cross-default provisions with respect to HEA. Asian country economies, including Korea, have recently experienced economic instability including significant devaluations in currencies, increases in interest rates, declines in public equity markets and a lack of liquidity in the financial institutions and businesses. The International Monetary Fund has agreed, subject to certain conditions, to provide financial assistance to certain Asian countries, including Korea. It is reasonably possible that further deteriorations in the Korean economy and the value of the Korean currency could have an adverse effect on the ability of the ultimate parent to continue to guarantee the debt of HEA. The ultimate effect of the economic instability in the Asian marketplace on HEI, Asian businesses and the U.S. semiconductor and storage industries is not determinable at this time.

        As of December 31, 1997, two customers accounted for the following percentages of accounts receivable:

                              Customer A     12 %
                              Customer B     11 %

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


18.     Concentrations of Credit Risk and Geographic Information, continued:

        For the year ended December 31, 1997, four customers accounted for the following percentages of sales:

                              Customer A          15 %
                              Customer B          11 %
                              Customer C          10 %
                              Customer D          10 %


        Customer A accounted for 52% of sales for the Storage Systems Division for the year ended December 31, 1997.

        The Company's storage systems division currently relies on one vendor as the Company's primary disk drive supplier.


19.     Fair Values of Financial Instruments:

        Cash and cash equivalents are carried at a cost plus accrued interest which approximates market value. The carrying value of the Company's debt approximates fair market value of the instrument based on the variable interest rate nature of the debt and management's best estimate of what interest rates would be available for similar debt obligations as of December 31, 1997. The fair value of interest rate swaps and other derivatives are based on quoted amounts the Company would receive or pay to terminate such swap agreements taking into account the current interest rate environment and the creditworthiness of each counterparty (see Note 11).


20.     Segment Information:

        In June 1997, the FASB issued SFAS 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for periods beginning after December 15, 1997. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments. The Company adopted SFAS 131 in 1997.

        The Company's operations are conducted through its two divisions:
        Symbios Semiconductors and the Storage Systems Division. Symbios Semiconductors designs, manufactures and markets the Company's semiconductor products including host adapter ICs and boards, peripheral ICs and other non-I/O ASIC products. The Storage Systems Division designs, manufactures, and markets a complete line of storage system products, including controller boards, RAID storage systems, subsystems and related software. There are no differences between the measurement of these two segments' assets, profits or losses and those of the Company. All significant long-lived assets are located in the United States. The basis for accounting for any transactions between Symbios Semiconductors and the Storage Systems Division is cost.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


20.     Segment Information, continued:

        In 1997, bonus plan liabilities and expense were allocated to each division. Cash, income tax liabilities and interest income have continued to be principally allocated to Symbios Semiconductors in 1997.

                   Capital expenditures:
                     Symbios Semiconductors          $68,651
                     Storage Systems                   4,470
                                                     -------

                      Total capital expenditures     $73,121
                                                     =======

                   Interest expense:
                     Symbios Semiconductors          $ 8,488
                     Storage Systems                      --
                                                     -------

                      Total interest expense         $ 8,488
                                                     =======

                   Interest income:
                     Symbios Semiconductors          $ 7,657
                     Storage Systems                      --
                                                     -------

                      Total interest income          $ 7,657
                                                     =======

                   Income tax expense:
                     Symbios Semiconductors          $15,988
                     Storage Systems                   2,912
                                                     -------

                      Total income tax expense       $18,900
                                                     =======

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


20.     Segment Information, continued:

        The segment information with respect to the two divisions for the year ended December 31, 1997, is as follows:

              Sales:
                Symbios Semiconductors                   $450,419
                Storage Systems                           169,050
                                                         --------

                 Total sales                             $619,469
                                                         ========

              Operating income:
                Symbios Semiconductors                   $ 30,443
                Storage Systems                             5,893
                                                         --------

                 Total operating income                  $ 36,336
                                                         ========

              Depreciation and amortization:
                Symbios Semiconductors                   $ 79,017
                Storage Systems                             4,277
                                                         --------

                 Total depreciation and amortization     $ 83,294
                                                         ========

              Identifiable assets:
                Symbios Semiconductors                   $381,500
                Storage Systems                            55,286
                Nonallocated assets (1)                    63,081
                                                         --------

                 Total identifiable assets               $499,867
                                                         ========

                (1)     Primarily cash and cash equivalents.

21.     Subsequent Events:

        On August 6, 1998, the Company was sold to LSI Logic, Corporation.

        Pursuant to the sale agreement between HEA and LSI Logic, Corporation, upon the closing of the sale, the vesting of Director options was accelerated and they were repurchased for net cash of approximately $4.7 million.

        In February 1998, the Board of Directors approved the reacquisition of the outstanding common stock of the Company at a price of $20.65 per share. The Company reacquired 83,996 shares at a cost of $1.7 million in March 1998.

        In February 1998, the Board of Directors approved employment agreements for a limited number of employees of the Company. The terms of the employment agreements vary by employee and provide for various lump sum payments and in some limited instances, vesting of common stock options upon the occurrence of certain triggering events.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


21.     Subsequent Events, continued:

        On March 6, 1998, the Company's Board of Directors declared a dividend of $30 million to HEA, which will offset the $30 million intercompany loan to HEA at December 31, 1997.

        The Company terminated its $100 million unsecured line of credit effective February 20, 1998. On February 26, 1998, the Company entered into a new $300 million collateralized credit facility with a new lender, comprised of a $245 million term loan and a $55 million revolving line of credit, with a maturity date of February 25, 1999. The facility is collateralized by substantially all of the assets of the Company. HEA has pledged the stock of the Company it owns as additional collateral for the loan. On February 26, 1998, the Company borrowed the $245 million term loan and used the proceeds to (a) pay off the GE Capital capital leases of $82.7 million and the Credit Lyonnais capital lease of $12 million and (b) make a term loan of $150 million to HEA under the same terms and conditions that the Company received from its new lender. Under the new facility, the Company is obligated to maintain certain covenants, including minimum net worth, EBITDA and consolidated fixed charge ratios, as well as restrictions on transactions with related parties including dividends, limitations on capital spending and incurrence of additional debt.

        Effective February 19, 1998, HEI, HEA and the Company entered into a termination and license agreement. This agreement terminated the patent agreement entered into in 1995 by the three companies. It also resulted in HEA granting the Company an irrevocable, nonexclusive, worldwide, royalty-free license on any products covered by any issued or pending HEA patents for the life of those patents. The Company granted HEA an irrevocable, nonexclusive, worldwide, royalty-free license to any products covered by issued or pending patents of the Company, or any patent issued or pending prior to February 15, 2005. HEI granted the Company an irrevocable, nonexclusive, worldwide, royalty-free license to any products covered by any HEI patent owned as of February 19, 1998 or acquired prior to December 31, 2010. The license between HEI and the Company shall terminate on December 31, 2010.

                                  SYMBIOS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)
                                     -------


22.     Year 2000:

        In 1996, the Company commenced an evaluation of its software systems to identify potential Year 2000 software issues. In 1997, the Company commenced an upgrade of its financial and management reporting systems, as well as its Storage Systems Division manufacturing systems. This project is currently scheduled to be completed in 1998 at a cost of approximately $10 million. Approximately $5.5 million had been expended on the project through December 31, 1997. The Company must also upgrade its semiconductor manufacturing software. This is expected to be completed in December 1998 at a cost that is not currently anticipated to be material to the financial statements. However, due to the complexity of the systems, there can be no assurance that the projects will be completed on schedule or within budget. If the projects are not successfully completed, it could potentially have a material adverse affect on the operations of the business.

        Certain of the Company's software products are not currently compliant with Year 2000 requirements. The Company is in the process of redesigning such products. There can be no assurance that the Company will be able to redesign such products on a timely basis or without incurring significant expense. Even after such modifications have been completed, there can be no assurance that the Company's software products, particularly when such products incorporate third party software, will contain all necessary date code changes. The Company currently believes the cost of making such upgrades will not be material to the financial statements. However, if the Company's products cannot be successfully modified, the Company's business, operating results and financial condition could be materially and adversely affected.

                                  SYMBIOS, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                         Unaudited
                                                                         ---------
                                                                          June 30,
                           ASSETS                                           1998
                                                                         ---------
Current assets:
  Cash and cash equivalents                                              $  42,327
  Accounts receivable, net                                                  76,023
  Inventory, net                                                            68,979
  Other current assets                                                       9,533
                                                                         ---------

  Total current assets                                                     196,862

  Property, plant and equipment, net                                       289,207
  Other assets                                                               9,096
                                                                         ---------

         Total assets                                                    $ 495,165
                                                                         =========

           LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Current liabilities                                                    $  70,281
  Current portion of long-term obligations and other                       246,266
                                                                         ---------

  Total current liabilities                                                316,547

Long-term obligations and other                                              5,181
                                                                         ---------

         Total liabilities                                                 321,728
                                                                         ---------

Shareholder's equity:
Stock                                                                      316,117
Notes receivable from HEA                                                 (151,647)
Retained earnings                                                            8,967
                                                                         ---------

         Total shareholder's equity                                        173,437
                                                                         ---------

         Total liabilities and shareholder's equity                      $ 495,165
                                                                         =========


         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                  SYMBIOS, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)



                                            Unaudited      Unaudited
                                            ----------     ---------
                                            Six Months     Six Months
                                              Ended          Ended
                                             June 30,       June 30,
                                              1998            1997
                                            ---------      ---------
Sales                                       $ 300,107      $ 303,165
Cost of sales                                 171,044        176,951
                                            ---------      ---------
         Gross profit                         129,063        126,214
                                            ---------      ---------

Operating expenses:
   Research and development                    47,239         40,191
   Selling and marketing                       31,909         31,655
   General, administrative and other           12,669          8,191
   Amortization of intangibles                  3,091          4,401
   Stock compensation expense                     106          1,774
   Fab closure costs                           (1,166)            --
                                            ---------      ---------

         Total operating expenses              93,848         86,212
                                            ---------      ---------

Operating income                               35,215         40,002
Interest expense                              (15,475)        (4,305)
Interest income and other                       7,302          4,093
                                            ---------      ---------

Income before income taxes                     27,042         39,790
Taxes on income                               (10,275)       (15,914)
                                            ---------      ---------

Net income                                  $  16,767      $  23,876



         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                  SYMBIOS, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                                   Unaudited      Unaudited
                                                                   ----------     ----------
                                                                   Six Months     Six Months
                                                                     Ended          Ended
                                                                    June 30,       June 30,
                                                                     1998            1997
                                                                   ---------      ---------
Net cash provided by operating activities                          $  37,146      $  47,016
                                                                   ---------      ---------

  Investing activities:
     Property, plant and equipment net of
        proceeds from sales                                          (44,332)       (27,435)
     Loans to HEA                                                   (150,427)       (30,000)
     Payments received on loans to HEA                                30,000         30,000
                                                                   ---------      ---------

Net cash used in investing activities                               (164,759)       (27,435)
                                                                   ---------      ---------

  Financing activities:
     Repayment of long-term obligations                              (95,811)        (7,793)
     Dividends paid                                                  (30,000)            --
     Cash paid for employee stock buyback                             (1,700)            --
     Credit facility, net of issuance costs                          240,333             --
                                                                   ---------      ---------

Net cash provided by / (used in) financing activities                112,822         (7,793)
                                                                   ---------      ---------

Net change in cash and cash equivalents                              (14,791)        11,788
Cash and cash equivalents, beginning of period                        57,118        103,350
                                                                   ---------      ---------

Cash and cash equivalents, end of period                           $  42,327      $ 115,138
                                                                   =========      =========



         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                  SYMBIOS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (In Thousands)


Note 1-      BASIS OF PRESENTATION

             In the opinion of Symbios, Inc. (the "Company"), the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information included therein. While the Company believes that the disclosures are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and accompanying notes included herein for the year ended December 31, 1997.

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated condensed financial statements and accompanying notes. Actual results could differ from those estimates.

             For financial reporting purposes, the Company reports on 13 or 14 week quarters with a year ending December 31. For presentation purposes, the unaudited condensed consolidated financial statements refer to the calendar month end for convenience. LSI Logic's and Symbios's month end were both June 28. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

             On August 6, 1998, LSI Logic Corporation ("LSI Logic") completed the acquisition of all of the outstanding capital stock of the Company from Hyundai Electronics America ("HEA"). The transaction was completed pursuant to (a) the Stock purchase Agreement dated as of June 28, 1998 by and among LSI Logic, HEA and Hyundai Electronics Industries Co., Ltd. ("HEI") and (b) the First Amendment to the Stock Purchase Agreement dated August 6, 1998 by and among LSI Logic, HEA and HEI and (c) the Supplementary Liability Agreement dated August 6, 1998 by and among LSI Logic, HEA and HEI.

             SELF-INSURANCE RESERVES
             The Company retains certain exposures in its insurance plan under self-insurance programs. Reserves for claims made and reserves for estimated claims incurred but not yet reported are recorded as current liabilities.

Note 2-           Balance sheet information

                                                  June 30,
                                                   1998
                                                 ---------
             Inventories:
             Raw materials                        $15,532
             Work-in-process                       29,434
             Finished Goods                        22,089
             Demonstration equipment                1,924
                                                  -------
                Total                             $68,979
                                                  =======

Note 3-      Credit Facility

             Effective February 20, 1998, the Company terminated its $100 million unsecured line of credit. On February 26, 1998, the Company entered into a new $300 million collateralized credit facility with a new lender, consisting of a $245 million term loan and a $55 million revolving line of credit, with a maturity date of February 25, 1999. On July 16, 1998, the term loan was increased to $275 million. The facility is collateralized by substantially all of the assets of the Company. HEA has pledged the Company's stock as additional collateral for the loan. Borrowings against the credit facility accrues interest at LIBOR plus 3.5% (9.2% at June 30, 1998). Under the new facility, the Company is obligated to maintain certain covenants and is in compliance with these covenants as of June 30, 1998. The Company had $245 million outstanding under the term loan at June 30, 1998.

             The Company loaned a portion of the proceeds of this credit facility to HEA under the same terms and conditions that the Company received from its lender. The principal amount of this note receivable was $150 million at June 30, 1998. The Company has shown the note receivable as a reduction of shareholder's equity in the accompanying financial statements due to collectibility concerns.

             Additionally, the Company used a portion of the proceeds of the term loan to repay two capital leases with a balance of approximately $95 million.

Note 4-      Financial Instruments

             During the first half of 1998, the Company terminated its interest rate swap and foreign currency exchange contracts. The related effects were insignificant to the financial statements for the six months ended June 30, 1998. The Company does not plan to enter into such contracts in the future.

Note 5- On March 6, 1998, the Company's Board of Directors declared a dividend of $30 million to HEA, which offset the $30 million intercompany loan to HEA at December 31, 1997.


Note 6- On August 6, 1998, LSI Logic Corporation ("LSI Logic") acquired all of the outstanding capital stock of the Company from HEA. As a result of the transaction, the Company is now a wholly owned subsidiary of LSI Logic and all agreements between the Company and HEA have been terminated. LSI Logic paid approximately $767 in cash for all of the outstanding capital stock of the Company, which included assumed liabilities of the Company. The final purchase price is subject to certain post-closing requirements. In addition, LSI Logic assumed all of the options outstanding under the Company's 1995 Stock Plan and has terminated the 401(k) savings plan and the RPA plan, subject to IRS approval.

             On August 7, 1998, HEA paid approximately $230 million to the Company to repay their note including interest plus additional obligations in accordance with the Stock Purchase Agreement, the First Amendment to the Stock Purchase Agreement and the Supplementary Liability Agreement. The Company then repaid the lender of the credit facility the term loan balance including interest and commitment fees on the unused portion of the term loan.

                      (b) Pro Forma Financial Information.
                          -------------------------------

   The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had LSI Logic and Symbios been a consolidated company during the specified periods. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of LSI Logic which were previously reported in LSI Logic's Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which are hereby incorporated by reference, and the consolidated financial statements and the notes thereto for the year ended December 31, 1997 and the Unaudited Condensed Consolidated Statements and the notes thereto for the six month period ended June 30, 1998, of Symbios included elsewhere in this Current Report on Form 8-K/A.

   The following unaudited pro forma condensed consolidated financial statements are based on the respective historical unaudited and audited consolidated financial statements and the notes thereto of Symbios and LSI Logic after giving effect to the acquisition of Symbios using the purchase method of accounting and the assumptions and adjustments described below. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on an independent appraisal and management estimates. The purchase price allocation is subject to further refinement and change over the next year. Management is in the final process of completing its restructuring plans related to Symbios, and accordingly, the amounts recorded related to Symbios are based on management's current estimate of those costs.

   This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In particular, the assumptions set forth below regarding revenue growth, gross margin increases, cost decreases and cost of capital which underlie the Company's calculation of the in-process research and development expenses contain forward-looking statements and are qualified by the risks associated with "Dependence on New Process Technologies and Products," "Manufacturing Risks," "Capital Needs," "Fluctuations in Operating Results," "Competition," "Currency Risks," "Customer Concentration," "Cyclical Nature of the Semiconductor Business" and "Acquisitions and Investment Alliances" and other risks detailed in LSI Logic's Annual Report on Form 10-K for the year ended December 31, 1997 and its

Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and other reports filed by LSI Logic with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in LSI Logic's periodic reports both previously and hereafter filed with the Securities Exchange Commission.

   The required pro forma unaudited financial information is set forth below.

                         PRO FORMA FINANCIAL INFORMATION

                                Table of Contents

                                                                               PAGE
                                                                               ----
Unaudited Pro Forma Condensed Consolidated balance sheet -
   June 30, 1998                                                                 1

Unaudited Pro Forma Condensed Consolidated Statement of Operations -
   Year ended December 31, 1997                                                  2

Unaudited Pro Forma Condensed Consolidated Statement of Operations -
   Six months ended June 30, 1998                                                3

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements         4

                              LSI LOGIC CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED
                                  JUNE 30, 1998
                                 (in thousands)

                                                                     PRO FORMA             PRO FORMA
                                                   LSI LOGIC          SYMBIOS             ADJUSTMENTS             COMBINED
                                                   ---------          -------             -----------             --------
Assets
     Cash and short term investments             $   409,230         $  42,327            $(178,732)(B,J)        $  272,825
     Accounts receivable, net                        231,461            76,023                                      307,484
     Inventories                                     101,379            68,979                5,000 (C)             175,358
     Other current assets                             82,132             9,533               (4,276)(D)              87,389
                                                 -----------         ---------            ---------              ----------
         Total current assets                        824,202           196,862             (178,008)                843,056

     Property, plant and equipment, net            1,165,206           289,207              (39,020)(E)           1,415,393

     Other assets                                    142,664             9,096              328,773(F,G)            480,533
                                                 -----------         ---------            ---------              ----------
         Total assets                            $ 2,132,072         $ 495,165            $ 111,745              $2,738,982
                                                 ===========         =========            =========              ==========

Liabilities and Stockholders' Equity
     Current liabilities                             357,896            70,281               19,321 (I,Q)           447,498
     Current portion of long-term
       obligations and other                          40,955           246,266              (95,000)(B,J)           192,221
                                                 -----------         ---------            ---------              ----------
         Total current liabilities                   398,851           316,547              (75,679)                639,719

     Long-term obligations and other                 111,810             5,181              481,214 (D,J)           598,205
                                                 -----------         ---------            ---------              ----------
         Total liabilities                           510,661           321,728              405,535               1,237,924
                                                 -----------         ---------            ---------              ----------

     Minority interest in subsidiaries                 4,920                                                          4,920
                                                 -----------         ---------            ---------              ----------


     Stockholders' equity:
        Stock                                        978,825           316,117             (290,970)(O,P)         1,003,972
        Note receivable from HEA                                      (151,647)             151,647(B)
        Retained Earnings                            674,099             8,967             (154,467)(A,O)           528,599
        Cumulative translation adjustment            (36,433)                                                       (36,433)
                                                 -----------         ---------            ---------              ----------
          Total stockholders' equity               1,616,491           173,437             (293,790)              1,496,138
                                                 -----------         ---------            ---------              ----------
          Total liabilities and
           stockholders' equity                  $ 2,132,072         $ 495,165            $ 111,745              $2,738,982
                                                 ===========         =========            =========              ==========



The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                              LSI LOGIC CORPORATION
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                          YEAR ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)


                                                                                        PRO FORMA               PRO FORMA
                                                   LSI LOGIC           SYMBIOS         ADJUSTMENTS              COMBINED
                                                   ---------           -------         -----------              --------
Revenues                                          $ 1,290,275         $ 619,469         $     --              $ 1,909,744
                                                  -----------         ---------         --------              -----------
Costs and expenses:
       Cost of revenues                               675,153           368,971          (14,720)(E)            1,029,404
       Research and development                       226,219            88,188               --                  314,407
       Selling, general and administrative            190,680            83,301              407 (E)              274,388

       Amortization of intangibles                      4,472             8,468           33,307 (H)               46,247
       Stock compensation expense                          --            22,931               --                   22,931
       Fab closure costs                                   --            11,547               --                   11,547
       Acquired in-process research
         and development                                2,850                --               --                    2,850
                                                  -----------         ---------         --------              -----------
Total Operating expenses                            1,099,374           583,406           18,994                1,701,774

Income/(loss) from operations                         190,901            36,063          (18,994)                 207,970

Interest expense                                       (1,497)           (8,488)         (38,100)(J)              (48,085)
Interest income and other                              34,759             7,551           (8,765)(K,M)             33,545
                                                  -----------         ---------         --------              -----------

Income/(loss) before income taxes, minority
  interest and cumulative effect of
  change in accounting principle                      224,163            35,126          (65,859)                 193,430



Provision/(benefit) for income taxes                   62,748            18,900          (20,679)(N)               60,969
                                                  -----------         ---------         --------              -----------
Net income/(loss) before minority interest
  and cumulative effect of change
  in accounting principle                             161,415            16,226          (45,180)                 132,461

Minority interest                                         727                --               --                      727
                                                  -----------         ---------         --------              -----------

Net income/(loss) before cumulative effect
of change in accounting principle                     160,688            16,226          (45,180)                 131,734


Cumulative effect of change in
  accounting principle                                 (1,440)               --               --                   (1,440)
                                                  -----------         ---------         --------              -----------


Net income/(loss)                                 $   159,248         $  16,226         $(45,180)             $   130,294
                                                  ===========         =========         ========              ===========

       Basic earnings per share                   $   1.15                                                    $      0.94
                                                  ========                                                    ===========
       Diluted earnings per share                 $   1.11                                                    $      0.91
                                                  ========                                                    ===========

       Shares used in computing basic
         net income per share                      138,576                                                        138,576
                                                  ========                                                    ===========
       Shares used in computing
        diluted net income per share               144,027                                                        144,780
                                                  ========                                                    ===========



The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                              LSI LOGIC CORPORATION
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                         SIX MONTHS ENDED JUNE 30, 1998
                    (in thousands, except per share Amounts)

                                                                                PRO FORMA             PRO FORMA
                                             LSI LOGIC         SYMBIOS          ADJUSTMENTS            COMBINED
                                             ---------         -------          -----------            --------
Revenues                                      $654,951        $ 300,107         $      --              $ 955,058
                                              --------        ---------         ---------              ---------
Costs and expenses:
      Cost of revenues                         358,951          171,044            (7,360)(E)            522,635
      Research and development                 128,688           47,239                --                175,927
      Selling, general, administrative
       and other                                94,342           44,578               203(E)             139,123

      Amortization of intangibles                2,772            3,091            17,797(H)              23,660
      Stock compensation expense                    --              106                --                    106
      Fab closure costs                             --           (1,166)               --                 (1,166)
                                              --------        ---------         ---------              ---------
                                               584,753          264,892            10,640                860,285

Income/(loss) from operations                   70,198           35,215           (10,640)                94,773

Interest expense                                    --          (15,475)          (11,355)(J,L)          (26,830)

Interest income and other                       13,157            7,302            (8,605)(K,M)           11,854
                                              --------        ---------         ---------              ---------

Income/(loss) before income taxes               83,355           27,042           (30,600)                79,797

Provision for income taxes                      20,878           10,275            (8,634)(N)             22,519
                                              --------        ---------         ---------              ---------

Net income/(loss)                             $ 62,477        $  16,767         $ (21,966)             $  57,278
                                              ========        =========         =========              =========

      Basic earnings per share                $    0.44                                                $    0.41
                                              =========                                                =========
      Diluted earnings per share              $    0.44                                                $    0.40
                                              =========                                                =========

      Shares used in computing basic
         net income per share                  140,540                                                   140,540
                                             =========                                                 =========
      Shares used in computing diluted
        net income per share                   141,949                                                   142,443
                                             =========                                                 =========

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                              LSI LOGIC CORPORATION
    UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (in thousands)

Note 1. Basis of Presentation

On August 6, 1998, LSI Logic Corporation ("LSI Logic") completed the acquisition of all of the outstanding capital stock of Symbios, Inc. ("Symbios") from Hyundai Electronics America ("HEA"). HEA is a majority owned subsidiary of Hyundai Electronics Industries Co.,Ltd. ("HEI"), a Korean corporation. The transaction was completed pursuant to (a) the Stock Purchase Agreement dated as of June 28, 1998 by and among LSI Logic, HEA and HEI and (b) the First Amendment to the Stock Purchase Agreement dated August 6, 1998 by and among LSI Logic, HEA and HEI and (c) the Supplementary Liability Agreement dated August 6, 1998 by and among LSI Logic, HEA and HEI. LSI Logic paid approximately $767 million in cash for all of the outstanding capital stock of Symbios. In addition, LSI Logic assumed all of the options outstanding under Symbios' 1995 Stock Plan.

The components of purchase price are as follows:

                 Bank line of credit bearing interest at  $    635
                 adjustable rates
                 Liability to HEA and other (1)                 16
                 Direct acquisition costs                        6
                 Fair value of options assumed                  25
                 Cash                                          122
                                                          --------
                       Total purchase price               $    804
                                                          ========

(1) LSI Logic, in accordance with its agreement with HEA, withheld $10 million in payment to HEA pending resolution of the liabilities subject to the supplementary liability agreement dated August 6, 1998. This amount is ultimately payable to HEA or to satisfy other liabilities and has accordingly been reflected as a component of the purchase price. In addition, the Company accrued an additional $6 million as payable to HEA relating to the resolution of certain obligations outlined in the Stock Purchase Agreement.

The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired is based on an independent appraisal and management estimates. The purchase price allocation is subject to further refinement and change over the next year. Management is in the final process of completing its integration plans related to Symbios, and accordingly, the amounts recorded related to Symbios are based on management's current estimate of those costs. The allocation of purchase price is discussed further in Note 2.

The pro forma unaudited condensed consolidated statement of operations is presented using LSI Logic's unaudited condensed consolidated statement of operations for the six months ended June 30, 1998 combined with Symbios's unaudited condensed consolidated statement of operations for the six months ended June 30, 1998 assuming the transaction occurred on January 1, 1998. Additionally, the presentation includes LSI Logic's condensed consolidated statement of operations for the year ended December 31, 1997 combined with Symbios's condensed consolidated statement of operations for the year ended December 31, 1997 as if the transaction had taken place on January 1, 1997.

The pro forma unaudited condensed consolidated balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 1998 and combines LSI Logic's unaudited June 30, 1998 condensed consolidated balance sheet amounts with Symbios's unaudited June 30, 1998 condensed consolidated balance sheet amounts.

For financial reporting purposes, LSI Logic and Symbios report on 13 or 14 week quarters with their years ending December 31. For pro forma presentation purposes, the unaudited pro forma condensed consolidated financial statements refer to the calendar month end for convenience. LSI Logic's and Symbios's month end were both June 28. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

There were no transactions between LSI Logic and Symbios during the period presented and there are no significant differences between the accounting policies of LSI Logic and Symbios.

The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of LSI Logic, which were previously reported in LSI Logic's Annual Report on 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, incorporated herein by reference, and with the combined financial statements and notes thereto of Symbios included elsewhere as exhibits in the Form 8-K. These pro forma statements are based on such consolidated financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.

Note 2. Pro Forma Adjustments

The pro forma adjustments are based on a preliminary allocation of the purchase price to the assets acquired and liabilities assumed. This allocation is subject to refinement and change over the next year. The allocation of the purchase price is based on an independent appraisal of certain assets as well as management estimates of fair value. It also reflects the results of an integration plan, which includes employee separations, elimination of duplicative facilities, employee relocation and other restructuring actions. The accruals recorded related to the restructuring of Symbios operations are in accordance with Emerging Issue Task Force No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination."

This Current Report on Form 8-KA contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In particular, the assumptions set forth below regarding revenue growth and cost of capital which underlie the Company's calculation of the in-process research and development expenses contain forward-looking statements and are qualified by the risks associated with "Dependence on New Process Technologies and Products," "Manufacturing Risks," "Capital Needs," "Fluctuations in Operating Results," "Competition," "Currency Risks," "Customer Concentration," "Cyclical Nature of the Semiconductor Business" and "Acquisitions and Investment Alliances" and other risks detailed in LSI Logic's Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and other reports filed by LSI Logic with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in LSI Logic's periodic reports both previously and hereafter filed with the Securities Exchange commission.

(A) To reflect the allocation of purchase price to net assets acquired and liabilities assumed. The purchase price was allocated as follows (in millions):

               Fair value of property, plant and equipment        $    252
               Fair value of other tangible net assets                  72
               In-process research and development                     146
               Current technology                                      214
               Assembled workforce and trademarks                       37
               Excess of purchase price over net assets assumed         83
                                                                  --------
                                                                  $    804
                                                                  ========


LSI Logic reduced the estimate of the amount allocated to in-process research and development ("IPR&D") by $79.3 million from the $224.8 million amount previously reported in the 8-K/A filed on October 20, 1998 to $145.5 million.

LSI Logic allocated amounts to IPR&D and intangible assets as of August 6, 1998 in a manner consistent with widely recognized appraisal practices and in consultation with the independent accountants PricewaterhouseCoopers LLP at the date of acquisition of Symbios. Subsequent to the acquisition, in a letter to the American Institute of Certified Public Accountants, the Chief Accountant of the Securities and Exchange Commission ("SEC") expressed views of the SEC staff that took issue with certain appraisal practices generally employed in determining the fair value of the IPR&D that was the basis for the measurement of the IPR&D charge. The charge of $224.8 million, as first reported, was based upon the work of an independent valuation firm that had utilized the methodologies the SEC has since announced it does not consider appropriate.

As a result of computing IPR&D using the SEC preferred methodology, LSI Logic, in consultation with its independent accountants, revised the amount originally allocated to IPR&D and accordingly amend the report on Form 8-K/A previously filed with the Securities Exchange Commission.

The value assigned to IPR&D was determined by identifying research projects in areas for which technological feasibility had not been established. These include semiconductor projects of $ 94.6 million and storage systems projects of $50.9 million. The value was determined by estimating the expected cash flows from the projects once commercially viable, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value as defined below.

Net cash flows. The net cash flows from the identified projects are based on estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from those projects. These estimates are based on the assumptions mentioned below. The research and development costs included in the model reflect costs to sustain projects, but exclude costs to bring in-process projects to technological feasibility.

The estimated revenues are based on management projections of each in-process project for semiconductor and storage systems products and the aggregated business projections were compared and found to be in line with industry analysts' forecasts of growth in substantially all of the relevant markets. Estimated total revenues from the IPR&D product areas are expected to peak in the year 2001 and decline from 2002 to 2005 as other new products are expected to become available. These projections are based on estimates of market size and growth, expected trends in technology, and the nature and expected timing of new product introductions by LSI Logic and its competitors.

Projected gross margins approximate Symbios' recent historical performance and are in-line with industry margins in the semiconductor and storage systems industry sectors. The estimated selling, general and administrative costs are consistent with Symbios' historical cost structure which is in-line with industry averages at approximately 15% of revenues. Research and development costs are consistent with Symbios' historical cost structure.

Royalty rate. The Company applied a royalty charge of 25% of operating income for each in-process project to attribute value for dependency on predecessor core technologies.

Discount rate. Discounting the net cash flows back to their present value is based on the industry weighted average cost of capital ("WACC"). The industry WACC is approximately 15% for semiconductors and 16% for storage systems. The discount rate used in discounting the net cash flows from IPR&D is 20% for semiconductor and 21% for storage systems, a 500 basis point increase from the respective industry WACC's. This discount rate is higher than the industry WACC due to inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of such technology, the profitability levels of such technology and the uncertainty of technological advances which could potentially impact the estimates described above.

Percentage of completion. The percentage of completion for each project was determined using milestones representing management's estimate of effort, value added, and degree of difficulty of the portion of each project completed as of August 6, 1998, as compared to the remaining research and development to be completed to bring each project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are:

        o Researching the market requirements and the engineering architecture and feasibility studies;

        o       Design and verification milestones; and

        o Prototyping and testing the product (both internal and customer testing).

Each of these phases has been subdivided into milestones, and then the status of each of the projects was evaluated as of August 6, 1998. The percentage of completion varied by individual project ranging from 15% to 90% for semiconductors and from 5% to 85% for storage systems.

If the projects discussed above are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods. Additionally, the value of other intangible assets acquired may become impaired. LSI Logic management and advisers believe that the restated IPR&D charge of $145.5 million is valued consistently with the SEC staff's current views regarding valuation methodologies. There can be no assurances, however, that the SEC staff will not take issue with any assumptions used in the Company's valuation model and require the Company to further revise the amount allocated to IPR&D.

(B) Adjustment to reflect repayment by HEA of $195,913 for their note including interest to Symbios and payment for additional obligations outlined in the Stock Purchase Agreement, the First Amendment to the Stock Purchase Agreement and the

        Supplementary Liability Agreement and to record the Symbios repayment of the term loan balance including outstanding interest and commitment fees on the unused portion of the term loan to the lender of the credit facility.

(C)     Adjustment to reflect the fair value of inventories.

(D) Adjustment to eliminate Symbios' deferred income taxes to post-acquisition values.

(E) Adjustment to reflect fair value of property, plant and equipment in the unaudited pro forma condensed consolidated balance sheet and the corresponding change in depreciation in the unaudited pro forma condensed consolidated statements of operations for the periods presented.

(F) Adjustment to eliminate intangible assets previously recorded by Symbios in the amount of approximately $5.5 million.

(G) Adjustment to record fair value of intangible assets for current technology, assembled workforce, trademarks and goodwill with values as outlined in (A) above. The estimated weighted average useful life of the intangible assets is approximately 8 years.

(H) Adjustment to reverse amortization of intangibles previously recorded by Symbios and to record amortization expense of intangible assets straight-line over the estimated weighted average useful life as outlined in (G) above.

(I) Adjustment to reflect estimate of accrued integration charges related to Symbios to be incurred in connection with the acquisition. The integration plans include initiatives to integrate the operations of Symbios and LSI Logic and consolidate duplicative operations. Adjustments to accrued restructuring costs related to Symbios were recorded as an adjustment to the purchase price allocation. Accrued integration charges include $4 million related to involuntary employee separation and relocation benefits related to approximately 300 Symbios employees and $1.4 million in other exit costs primarily relating to the closing of Symbios sales offices and the termination of certain contractual relationships. The Symbios integration related accruals are based upon management's current estimate of integration costs and are in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

(J) Adjustment to record the current ($150 million) and long-term ($485 million) portion of the term loan entered into on August 5, 1998 on the unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and the related receipt of funds. The term loan bears interest at adjustable rates and an increase or decrease in the interest rate by .125% would have an insignificant effect to the unaudited pro forma condensed consolidated statements of operations presented. The unaudited pro forma condensed consolidated statements of operations include an adjustment to record interest expense for the periods presented related to the incremental borrowing entered into by LSI to finance the Symbios acquisition using an assumed rate of 6%. Amortization of capitalized debt issuance costs are considered immaterial for the periods presented. Adjustment also reflects the payment to HEA including cash reserves used by LSI Logic as outlined in Note 1.

(K) Adjustment to reflect the reversal of interest income on the pro forma adjustment to cash resulting from the acquisition. The assumed rate of return on the cash balance was approximately 5.8% which is based upon the estimated rate of return on short-term investments for LSI Logic.

(L) Adjustment to eliminate interest expense related to the Symbios term loan assumed to be repaid as of the beginning of the periods presented.

(M) Adjustment to eliminate interest income associated with the HEA note assumed to be repaid as of the beginning of the periods presented.

(N) Adjustment to reflect the tax effect of the pro forma adjustments at the combined rate of Symbios and LSI Logic during the periods presented.

(O) Adjustment to eliminate total stockholders' equity previously recorded by Symbios.

(P) Adjustment to stockholders' equity to record the Black-Scholes value of the Symbios stock options assumed as a result of the transaction.

(Q) Adjustment to accrue for $16 million payable to HEA and others as discussed in Note 1.

Note 3. Pro Forma Earnings Per Share

Basic pro forma earnings per share was calculated based on shares of LSI Logic's Common Stock outstanding at June 30, 1998 and December 31, 1997. Diluted earnings per share included equivalent LSI Logic's common shares of which 494 and 753 were included in diluted shares for the periods ended June 30, 1998 and December 31, 1997 attributable to Symbios stock options assumed as part of the transaction.

   (c)Exhibits.

       2.1(1) Stock Purchase Agreement, dated as of June 28, 1998, by and among the Registrant, HEA and HEI.

       2.2(1) First Amendment to Stock Purchase Agreement, dated as of August 6, 1998, by and among Registrant, HEA and HEI.

       10.43(2) Amended and Restated Credit Agreement, dated as of September 22,
                1998 by and among Registrant, LLJS, ABN AMRO and Lenders.

       23.1     Consent of Independent Accountants

       23.2     Consent of Independent Accountants

       99.1(1)  Text of Press Release dated August 7, 1998

================================================================================

(1) Incorporated by reference to Current Report on Form 8-K filed on August 21, 1998

(2) Incorporated by reference to Current Report on Form 8-K/A filed on October 20, 1998.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LSI LOGIC CORPORATION
                                         a Delaware corporation


Dated: March 31, 1998                By: /s/ R. Douglas Norby
                                        --------------------------------------
                                         R. Douglas Norby
                                         Executive Vice President, Finance and
                                         Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number    Description

2.1(1) Stock Purchase Agreement, dated as of June 28, 1998, by and among the Registrant, HEA and HEI.

2.2(1) First Amendment to Stock Purchase Agreement, dated as of August 6, 1998, by and among Registrant, HEA and HEI.

10.43(2) Amended and Restated Credit Agreement, dated as of September 22, 1998, by and among Registrant, LLJS, ABN AMRO and Lenders.

23.1              Consent of Independent Accountants

23.2              Consent of Independent Accountants

99.1(1)           Text of Press Release dated August 7, 1998


================================================================================

(1) Incorporated by reference to Current Report on Form 8-K filed on August 21, 1998

(2) Incorporated by reference to Current Report on Form 8-K/A filed on October 20, 1998.